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                                                                       Exhibit 1

                             Joint Filing Agreement

      The undersigned agree that the foregoing statement on Schedule 13D/A, dated January 31, 2005, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

      Dated: January 31, 2005

                                                 /s/ Thomas W. Smith
                                            ------------------------------------
                                                     Thomas W. Smith


                                                 /s/ Scott J. Vassalluzzo
                                            ------------------------------------
                                                     Scott J. Vassalluzzo


                                            IDOYA PARTNERS


                                                 /s/ Thomas W. Smith
                                            ------------------------------------
                                            By:      Thomas W. Smith
                                            Its:     General Partner


                                            PRESCOTT ASSOCIATES


                                                 /s/ Thomas W. Smith
                                            ------------------------------------
                                            By:      Thomas W. Smith
                                            Its:     General Partner